Exhibit 23.01

             CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

I.C. Isaacs & Company, Inc. Baltimore, Maryland


      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Company's Registration Statement on Form S-2 (SEC File No. 333-125396) of our reports dated February 23, 2005, relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman, LLP
Bethesda, Maryland




August 10, 2005